Exhibit 5.1

800 Capitol St., Suite 2400

Houston, TX 77002-2925

+1 713-651-22600

+1 713-651-2700

January 2, 2025

Drilling Tools International Corporation

3701 Briarpark Drive

Suite 150

Houston, Texas 77042

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Drilling Tools International Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-3 (as amended) to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the offer and sale by certain securityholders (the “Selling Stockholders”) set forth in the prospectus contained in the Registration Statement and any supplement to the prospectus of up to 888,041 shares (the “Resale Shares”) of common stock, par value $0.0001 per share, of the Company issued to the Selling Stockholders in connection with the acquisition by the Company of Titan Tools Group Limited, a private company with limited liability with its registered office in Scotland, Company Number SC646202 (“Titan Tools”) pursuant to a Share Purchase Agreement (the “Purchase Agreement”), dated October 29, 2024, by and among the Company, Titan Tools, the shareholders of Titan Tools, and Bruce Jepp, solely in his capacity as the Seller Representative (as such term is defined in the Purchase Agreement).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments, and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of incorporation of the Company, as in effect on the date hereof, (ii) the Registration Statement, and (iii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all

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signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Resale Shares have been duly authorized and are validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon and limited to the General Corporation Law of the State of Delaware (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP